Ex. No. 99.3

IMPORTANT NOTICE REGARDING CHANGE IN INVESTMENT POLICY

MILLENNIUM INDIA ACQUISITION COMPANY, INC. NOTICE TO STOCKHOLDERS REGARDING A CHANGE IN INVESTMENT POLICY AND A CHANGE OF COMPANY NAME IN 60 DAYS November 22, 2013

To our stockholders:

This is to inform you that, 60 days after the date of this notice (indicated above), or as soon thereafter as practicable, the board of directors (the “Board”) of Millennium India Acquisition Company, Inc. (the “Company”) shall eliminate the investment policy currently applicable to the Company that provides that, under normal market conditions, the Company will invest at least 80% of the value of its net assets and borrowings for investment purposes in equity securities of Indian companies or instruments that have similar economic characteristics.

In conjunction with this change in investment policy, the Board shall effect a change in the name of the Company to remove reference to India.

This notice is being sent to each stockholder of the Company pursuant to, and shall constitute notice under, Rule 35d-1 under the Investment Company Act of 1940, as amended.

MILLENNIUM INDIA ACQUISITION COMPANY, INC. /s/ David H. Lesser David H. Lesser Chairman, CEO, Secretary and Treasurer